SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                            FEBRUARY 5, 2001
                           ------------------
                            (Date of Report)


                             ENTROPIN, INC.
         ------------------------------------------------------
         (Exact Name of Registrant as specified in its charter)


          COLORADO              33-23693              84-1090424
----------------------------  ------------        -------------------
(State or other jurisdiction   (Commission          (IRS Employer
     of incorporation)        File Number)        Identification No.)


               45926 OASIS STREET, INDIO, CALIFORNIA 92201
     ---------------------------------------------------------------
       (Address of principal executive offices including zip code)


                             (760) 775-8333
           ---------------------------------------------------
           (Registrant's telephone number including area code)

                                   N/A
      ------------------------------------------------------------
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

     The Directors of Entropin, Inc. have appointed Randall L. Carpenter, M.D., the vice president of clinical research and development for Adolor Corporation, to the Board of Directors of Entropin, Inc..

     On February 5, 2001 the Registrant issued the following press release:



                              NEWS RELEASE
                              ------------

FOR IMMEDIATE RELEASE

ENTROPIN NAMES RANDALL L. CARPENTER TO BOARD OF DIRECTORS AND REPORTS ON
             PREPARATIONS FOR UPCOMING STUDY WITH ESTEROM(R)

INDIO, CA (FEBRUARY 5, 2001) --Entropin, Inc., a pharmaceutical research and development company (Nasdaq: ETOP), today announced the election of Randall L. Carpenter, M.D. to the Entropin board of directors. Dr. Carpenter serves currently as the vice president of clinical research and development for Adolor Corporation, a pharmaceutical company that develops products to treat pain. The company also reported on progress in the analysis of its Phase IIIA study of Esterom(R) and preparations for its next clinical study.

RANDALL CARPENTER BOARD APPOINTMENT
"Randy is a great addition to our Board of Directors," said Higgins D. Bailey, Ed.D., chairman of the board of Entropin. "His experience in defining medical strategy and clinical development will be particularly helpful in designing and conducting future studies with Esterom(R). His in-depth clinical experience in pain management and anesthesia brings a much needed expertise to the board and will be useful as we continue to build the company."

Before joining Adolor in 1998, Dr. Carpenter was director of clinical research at Astra USA and Astra Pain Control Sweden. His career includes 15 years of anesthesiology practice. Since 1998, he has been an adjunct associate professor in the department of anesthesiology at Duke University Medical Center in Durham, North Carolina and has held faculty appointments in anesthesiology at other medical schools from 1985-1998.

From 1979-1981 he served in family practice for the National Health Service Corps in Idaho. Earlier, he held research fellowships and residencies in anesthesiology at Virginia Mason Hospital and University of California, San Francisco. Dr. Carpenter's M.D. is from the University of Michigan Medical School in Ann Arbor, as is his undergraduate training in microbiology.

Dr. Carpenter commented, "I am looking forward to serving as a Director of Entropin. Esterom(R) is a unique product and I am very excited about its potential and the future of the Company".

UPDATE ON ESTEROM(R) CLINICAL DEVELOPMENT PLANS
Thomas G. Tachovsky, Ph.D., president and chief executive officer of Entropin, also reported that Entropin has been busy with the detailed analysis of data from the 362-patient Phase IIIA double-blinded, placebo-controlled study of Esterom(R) solution in patients with acute painful shoulder. The company has assembled an expert committee to assist with that review and the design of the protocol for its next clinical study. The committee includes two leading orthopedic surgeons, a noted sports medicine expert, and a prominent rheumatologist. Dr. Tachovsky commented: "These experts, along with the members of our Scientific and Medical Advisory Board, have been extremely helpful in the analysis of our Phase IIIA results and the design of the protocol for our next study. With their input, we are addressing the deficiencies of the Phase IIIA study design".

Dr. Tachovsky also said that Entropin is preparing to meet with members of the U.S. Food and Drug Administration during the first quarter of 2001 to discuss the results of the Phase IIIA study and seek the Agency's counsel regarding the design of the upcoming study. After meeting with the FDA, the company will complete its plans for the continued development of Esterom(R) and provide investors with an update.

Entropin, Inc. is a pharmaceutical research and development company, initially focused on the development of a novel topical therapeutic called Esterom(R) solution which the company is developing as a treatment for impaired range of motion associated with acute painful shoulder and acute lower back sprain. The company recently completed a Phase III trial of Esterom(R) solution in patients with impaired shoulder function, and plans to initiate its next study in 2001.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WHICH REFLECT ENTROPIN'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL
PERFORMANCE.   THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR
EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS.   INVESTORS SHOULD NOT
RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) THE ABILITY TO SUCCESSFULLY COMPLETE DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS, INCLUDING THE COST, SCOPE AND RESULTS OF PRECLINICAL AND CLINICAL TESTING;
(2) THE ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND FURTHER DEVELOPMENT, INCLUDING ANIMAL, PRE-CLINICAL AND CLINICAL STUDIES; (3) THE TIME, COST AND UNCERTAINTY OF OBTAINING REGULATORY APPROVALS; (4) THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING; (5) THE ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE COMPETITORS; AND (6) OTHER FACTORS DETAILED FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: February 5, 2001                  ENTROPIN, INC.



                                   By   /s/ Thomas G. Tachovsky
                                      ---------------------------------
                                       Thomas G. Tachovsky
                                       President and Chief Executive Officer



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